SunAmerica Inc.                                     Susan L. Harris
                                                    Senior Vice President
1 SunAmerica Center                                 and General Counsel-
Century City                                        Corporate Affairs
Los Angeles, CA  90067-6022                         and Secretary
310-772-6000
Fax: 310-772-6574



                                          [LOGO]    SUNAMERICA INC.







VIA EDGAR
---------

November 25, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:     Variable Annuity Account Three
        Anchor National Life Insurance Company
        File Nos. 33-83476 and 811-8744
        ---------------------------------------

Ladies and Gentlemen:

        Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during the fiscal year ended September 30, 1996, by Variable Annuity Account Three were legally issued, fully paid and non-assessable.

        I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.

Very truly yours,


/s/ SUSAN L. HARRIS

Susan L. Harris